CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            PRINCETON MINING COMPANY


         Princeton Mining Company, a corporation organized and existing under and by virtue of the Nevada Revised Statutes,

         DOES HEREBY CERTIFY:

                  FIRST: That pursuant to the recommendations of the Board of Directors of said corporation, the following resolutions amending the Certificate of Incorporation of said corporation, have been adopted by the vote of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolutions setting forth the amendments are as follows:

                           RESOLVED,  that  the  Certificate  of  Incorporation
of Princeton Mining Company be amended by changing the Article 1 thereof so that, as amended, said Article shall be and read as follows:

 "The  name  of  the  corporation   shall  be  LIFESTYLE INNOVATIONS, INC. (the
"Corporation").

                  SECOND:   That pursuant to the recommendation of the Board of
Directors of Princeton Mining Company, the following resolution amending the Certificate of Incorporation of said corporation has been adopted by the vote of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

                           RESOLVED,  that ARTICLE 4 of the Certificate of
 Incorporation  shall be amended to read in its entirety as follows:

                            "The aggregate number of shares which the
Corporation shall have the authorityto issue is 251,000,000 shares of which there shall be 250,000,000 shares of Common Stock having a par value of $.001 per share and 1,000,000 shares of Preferred Stock having a par value of $.10. Upon the filing of this Certificate of Amendment, all issued and outstanding common shares as of this Amendment's filing date, shall be subject to a reverse split on a 1 for 9 basis.




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The shares of  Preferred  Stock may be issued  from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof, including, but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of that series."

                  THIRD: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the applicable provisions of the Nevada Revised Statutes and notice of the adoption of the amendment has been given as provided therein to every stockholder entitled to such notice.

                  FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the Nevada Revised Statutes.

                  FIFTH:   That this Certificate of Amendment of the Certificate
of Incorporation shall be effective on the date of filing.

                  IN WITNESS WHEREOF, said Princeton Mining Company has caused this certificate to be signed by its Chief Executive Officer, this _____ day of June, 2002.





                                                       PRINCETON MINING COMPANY



                                                        /s/ Randy Howell, CEO
                                                        ---------------------
                                                        Randy Howell, CEO




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